UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 10, 2024

Date of Report (Date of earliest event reported)

IX Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40878	98-1586922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Davies Street, W1K 5JH United Kingdom	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) (203) 908-0450

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	IXAQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IXAQ	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	IXAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 10, 2024, IX Acquisition Corp. (the “Company”) received a notice from the Nasdaq Listing Qualifications Hearings (“Panel”) acknowledging that the Company had withdrawn its appeal of the October 7, 2024 delist determination issued by the Nasdaq Listings Qualifications Staff (“Nasdaq”).

Accordingly, trading in the Company’s securities was suspended at the open of trading on December 12, 2024. Nasdaq will file a Form 25 Notification of Delisting with the U.S. Securities and Exchange Commission. When the Company’s securities are delisted from Nasdaq, its securities are expected to trade over-the-counter The delisting and commencement of trading over-the-counter does not affect the Company’s previously announced business combination agreement with AERKOMM Inc., as both parties continue to work to effectuate the completion of the transaction. The combined company applied for up-listing on the Nasdaq Stock Market in connection with the completion of the business combination.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2024

IX ACQUISITION CORP.

By:	/s/ Noah Aptekar
Name:	Noah Aptekar
Title:	Chief Executive Officer